Articles of Incorporation
                       (PURSUANT TO NRS 78)
                          STATE OF NEVADA

                           <STATE SEAL>

                          STATE OF NEVADA
                        Secretary of State
IMPORTANT: Read instructions on reverse side before completing this form.
                  TYPE OR PRINT (BLACK INK ONLY)

1. NAME OF            Certified Services , Inc.
CORPORATION:

2. RESIDENT AGENT: (designated resident agent and his STREET
ADDRESS in Nevada where processes may be served.

  Name of Registered Agent:   Rebecca Jo Baltz

  Street Address:       820 Singing Drum, Henderson, Nevada
                       89015

3. SHARE: (number of shares the corporation is authorized to issue)

 Number of shares with par value:     25,000,0000     . Par value:
 .001     . Number of shares without par value:           .

4.   GOVERNING BOARD: shall be styled as (check one):   XX Dirrectors
     .Trustees

 The FIRST BOARD OF DIRECTORS shall consist of      2     .
 members and the names and addresses are as follows:

  Rebecca Jo Baltz            820 Singing Drum, Henderson,
                              NV 89015
  Name                        Adress

  Mike L. Zuliani             2536 Furnace Creek, Henderson
                              Nevada 89015
  Name                        Address

5.    PURPOSES (optional - see reverse side): The purpose of the corporation shall be:
___________________________________________________________________

6.    PERSONAL liability (pursuant to NRS 78.037):  Check one:______
 Accept      XX    . Decline (if you choose accept see 6(a))

 6(a)  If you chose accept, please check one:______ Limiting______
 Eliminating.

7. OTHER MATTERS: Any other matters to be included in these articles may be noted on separate pages and incorporated by reference herein a part of these articles: Number of pages attached __________.

8. SIGNATURES OF INCORPORATORS: The names and addresses of each of the incorporators singing the articles: (signatures must be notarized)

 Rebecca Jo Baltz              Mike L. Zuliani
 Name (print)                  Name (print)

 820 Singing Drum,             2536 Furnace Creek,
 Henderson, NV 89015           Henderson Nevada 89015
 Address                       Address
 City/State/Zip                City/State/Zip

 /s/ Rebecca Jo Baltz          /s/ Mike L. Zuliani

                        Subscribed and sworn to me this 8th  day of
                                                   September, 1999.
                                 __________________________________
                                                      Notary Public

9.   CERTIFICATE OF ACCEPTANCE OF APPOINTMENT OF RESIDENT AGENT

I,      Rebecca Jo Baltz   ,    hereby accept appointment as Resident
Agent for the above named corporation.

/s/ Rebecca Jo Baltz          9/7/99
Signature of Resident         Date
Agent